                                                      Exhibit No. EX-99.23(a)(2)

                             QUAKER INVESTMENT TRUST

           INSTRUMENT ESTABLISHING AND DESIGNATING SERIES AND CLASSES

          As required by section 6.2 of the Amended and Restated  Declaration of
Trust dated October 28, 2004 (the "Trust  Document") of Quaker  Investment Trust
("QIT"),  the  following  series and  classes of QIT have been  established  and designated by a majority of the Board of Trustees of QIT:

                                                        Additional Rights and
                                                       Preferences Not Included
          Series                      Classes           in the Trust Document

Quaker Strategic Growth Fund          Class A                    None
(formerly, Quaker Aggressive          Class B
Growth Fund)                          Class C
                                Institutional Class

Quaker Core Equity Fund               Class A                    None
                                      Class B
                                      Class C
                                Institutional Class

Quaker Small-Cap Growth               Class A                    None
Fund                                  Class B
                                      Class C
                                Institutional Class

Quaker Capital Opportunities          Class A                    None
Fund                                  Class B
                                      Class C
                                Institutional Class

Quaker Biotech Pharma-                Class A                    None
Healthcare Fund                       Class B
                                      Class C
                                Institutional Class

Quaker Mid-Cap Value Fund             Class A                    None
                                      Class B
                                      Class C
                                Institutional Class

Quaker Small-Cap Value                Class A                    None
Fund                                  Class B
                                      Class C
                                Institutional Class

Quaker Core Value Fund                Class A                    None
(formerly Geewax Terker               Class B
Core Value Fund)                      Class C
                                Institutional Class

Quaker Global Growth Fund             Class A                    None
                                      Class C

                                      * * *

          Any series  not  listed  above  that was  previously  established  and designated by QIT's Board of Trustees are hereby abolished  pursuant to the vote of a majority of QIT's Board of Trustees.

                                      Dated as of:  October 20, 2006

                                      By:   /s/ Justin Brundage
                                            Justin Brundage
                                            Secretary